Exhibit 32.1

In connection with the Quarterly Report on Form 10-QSB of Cyber Merchants Exchange, Inc. (the "Company") for the fiscal quarter ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The information  contained in the Quarterly Report fairly presents, in
          all  material  respects,   the  financial  condition  and  results  of
          operations of the Company

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 14, 2004

/s/ Frank S. Yuan
Frank S. Yuan
Chief Executive Officer and Chief Financial Officer